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Exhibit 23.1

    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 2001 included in DMC Stratex Networks, Inc.'s Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.

San Jose, California
July 16, 2001

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  Exhibit 23.1